December 29, 2008

Dunham Funds

10251 Vista Sorrento Parkway, Suite 200

San Diego, CA 92121

Re:

Dunham Funds - File Nos. 333-147999 and 811-22153

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 7 to the Dunham Funds Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 8 under the Securities Act of 1933 (Amendment No. 9 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

THOMPSON HINE LLP